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Exhibit 10.11

STOCK PLEDGE AGREEMENT
(SERVICE)

        This STOCK PLEDGE AGREEMENT (this "Agreement"), dated as of December 15, 2004, is entered into by and between INTERDENT SERVICE CORPORATION, a Washington corporation ("Pledgor"), and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as collateral agent ("Collateral Agent"), for the holders of the Notes (as hereinafter defined), in light of the following:

        WHEREAS, Pledgor, InterDent, Inc., a Delaware corporation ("Parent"), IDI Acquisition Corp., a Delaware corporation ("IDI"), Wells Fargo Bank, National Association, a national banking association, as trustee ("Trustee"), and as Collateral Agent have entered into an indenture, dated as of the date hereof (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Indenture"), pursuant to which IDI issued $80,000,000 in aggregate principal amount of 10 3/4% Senior Secured Notes due 2011 (together with any notes issued in replacement thereof or in exchange or substitution therefore, including, without limitation, pursuant to the transactions contemplated by the registration rights agreement, dated as of the date hereof, among Pledgor, Interdent, IDI and Jefferies & Company, Inc., the "Notes");

        WHEREAS, pursuant to an agreement and plan of merger, dated as of the date hereof, IDI has merged with and into Pledgor and Pledgor has assumed the Notes and succeeded to all of the rights, obligations and restrictions of the Indenture;

        WHEREAS, Pledgor beneficially owns the specified Equity Interests identified as Pledged Interests in the Persons identified as Issuers listed under the name of Pledgor on Schedule A attached hereto (or any addendum thereto); and

        WHEREAS, Pledgor has agreed to pledge, grant, transfer, and assign to the Collateral Agent, for the benefit of the holders of the Notes, a security interest in the Pledged Collateral (as hereinafter defined) to secure the Secured Obligations (as hereinafter defined), as provided herein.

        NOW, THEREFORE, in consideration of the mutual promises, covenants, representations, and warranties set forth herein and for other good and valuable consideration, the parties hereto agree as follows:

        1.    Definitions And Construction.

          (a)    Definitions.    Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Indenture. The following terms, as used in this Agreement, shall have the following meanings:

            "Agreement" has the meaning set forth in the preamble hereto.

            "California Knox-Keene Act" means the California Knox-Keene Health Care Service Dedicated Dental Act of 1975, as in effect from time to time.

            "Chief Executive Office" means the address of the chief executive office of Pledgor set forth on Schedule B to this Agreement.

            "Code" means the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, priority, or remedies with respect to Collateral Agent's Lien on any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term "Code" shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority, or remedies.

            "Collateral Agent" has the meaning set forth in the preamble hereto.

            "DDS" means Dedicated Dental Systems, a California corporation.

            "Discharge of Priority Lien Obligations" has the meaning set forth in the Intercreditor Agreement.

            "Equity Interests" means all shares, units, options, warrants, interests, participations, or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company, or equivalent entity, whether voting or nonvoting, including general partner partnership interests, limited partner partnership interests, common stock, preferred stock, or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the SEC under the Exchange Act).

            "Exchange Act" means the Securities Exchange Act of 1934, as amended, and any successor statute.

            "Future Rights" means (a) all Equity Interests (other than Pledged Interests) of each Issuer, and all securities convertible or exchangeable into, and all warrants, options, or other rights to purchase, Equity Interests (whether Pledged Interests or Future Rights) of such Issuer; (b) to the extent of Pledgor's interest therein, all shares of, all securities convertible or exchangeable into, and all warrants, options, or other rights to purchase Equity Interests (whether Pledged Interests or Future Rights) of any Person in which Pledgor, after the date of this Agreement, acquires a direct equity interest, irrespective of whether such Person is or becomes a Subsidiary of Pledgor; and (c) the certificates or instruments representing such additional Equity Interests, convertible or exchangeable securities, warrants, and other rights and all dividends, cash, options, warrants, rights, instruments, and other property or proceeds from time to time received, receivable, or otherwise distributed in respect of or in exchange for any or all of such Equity Interests (whether Pledged Interests or Future Rights).

            "Governing Documents" means, with respect to any Person, the certificate or articles of incorporation, by-laws, or other organizational documents of such Person.

            "Holders" has the meaning set forth in Section 3.

            "IDI" has the meaning set forth in the recitals hereto.

            "Indenture" has the meaning set forth in the recitals hereto.

            "Issuers" means each of the Persons identified as an Issuer on Schedule A attached hereto (or any addendum thereto), and any successors thereto, whether by merger or otherwise.

            "Notes" has the meaning set forth in the recitals hereto.

            "Parent" has the meaning set forth in the recitals hereto.

            "Permitted Discretion" means a determination made in the exercise of reasonable (from the perspective of a senior secured lender) business judgment.

            "Pledged Collateral" means the Pledged Interests, the Future Rights, and the Proceeds, collectively.

            "Pledged Interests" means with respect to any Issuer, all of the Equity Interests identified as Pledged Interests of such Issuer on Schedule A attached hereto (or any addendum thereto) and the certificates or instruments representing such Pledged Interests.

            "Pledgor" has the meaning set forth in the preamble hereto.

            "Priority Lien Obligations" has the meaning set forth in the Intercreditor Agreement.

            "Priority Lien Representative" has the meaning set forth in the Intercreditor Agreement.

            "Proceeds" means all proceeds (including proceeds of proceeds) of the Pledged Interests and Future Rights including all: (a) rights, benefits, distributions, premiums, profits, dividends, interest, cash, instruments, documents of title, accounts, contract rights, inventory, equipment, general intangibles, deposit accounts, chattel paper, and other property from time to time received, receivable, or otherwise distributed in respect of or in exchange for, or as a replacement of or a substitution for, any of the Pledged Interests, Future Rights, or proceeds thereof (including any cash, Equity Interests, or other securities or instruments issued after any recapitalization, readjustment, reclassification, merger or consolidation with respect to the Issuers and any security entitlements, as defined in the Code, with respect thereto); (b) "proceeds," as such term is defined in the Code; (c) proceeds of any insurance, indemnity, warranty, or guaranty (including guaranties of delivery) payable from time to time with respect to any of the Pledged Interests, Future Rights, or proceeds thereof; (d) payments (in any form whatsoever) made or due and payable to Pledgor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Pledged Interests, Future Rights, or proceeds thereof; and (e) other amounts from time to time paid or payable under or in connection with any of the Pledged Interests, Future Rights, or proceeds thereof.

            "SEC" means the United States Securities and Exchange Commission and any successor thereto.

            "Secured Obligations" means all liabilities, obligations (including the Obligations), or undertakings owing by Pledgor to Trustee or Collateral Agent on behalf of the holders of the Notes of any kind or description arising out of or outstanding under, advanced or issued pursuant to this Agreement, the Indenture or any of the other Note Documents, irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, voluntary or involuntary, whether now existing or hereafter arising, and including all interest, costs, indemnities, fees (including attorneys fees), and expenses (including interest, costs, indemnities, fees, and expenses that accrue with respect thereto, irrespective of whether a claim therefor is allowed pursuant to the provisions of the Bankruptcy Code (if applicable)) and any and all other amounts which Pledgor is required to pay pursuant to any of the foregoing, by law, or otherwise.

            "Securities Act" means the Securities Act of 1933, as amended.

            "Security Documents" means the Intercreditor Agreement, each Lien Sharing and Priority Confirmation, and all security agreements, pledge agreements, collateral assignments, mortgages, deeds of trust, collateral agency agreements, control agreements or other grants or transfers for security executed and delivered by Pledgor or any Guarantor creating (or purporting to create) a Lien upon Collateral in favor of the Collateral Agent, in each case, as amended, modified, renewed, restated or replaced, in whole or in part, from time to time.

            "Trustee" has the meaning set forth in the recitals hereto.

          (b)    Construction.    Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the terms "include" and "including" are not limiting, and the term "or" has, except where otherwise indicated, the inclusive meaning represented by the phrase "and/or." The words "hereof," "herein," "hereby," "hereunder," and other similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Section, subsection, clause, schedule and exhibit references herein are to this Agreement unless otherwise specified. All of the exhibits or schedules attached to this Agreement shall be deemed incorporated herein by reference. Any reference in this Agreement to any of the following documents includes any and all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements thereto or thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth therein): the Indenture; this Agreement; or any of the other Note Documents. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against Collateral Agent or Pledgor, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by each of the parties signatory hereto and their respective counsel, and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of the parties hereto. Any reference herein to the payment in full of the Secured Obligations shall mean the payment in full in cash of all Secured Obligations other than contingent indemnification Secured Obligations under the Indenture. Any reference herein to any Person shall be construed to include such Person's successors and assigns. Any requirement of a writing contained herein shall be satisfied by the transmission of a Record and any Record transmitted shall constitute a representation and warranty as to the accuracy and completeness of the information contained therein. In the event of any direct conflict between the express terms and provisions of this Agreement and of the Indenture, the terms and provisions of the Indenture shall control; provided, however, that the inclusion herein of additional obligations on the part of Pledgor and supplemental rights and remedies in favor of Collateral Agent, in each case with respect to the Pledged Collateral, shall not be deemed a conflict with the Indenture.

        2.    Pledge.    Pledgor hereby pledges, grants, transfers, and assigns to Collateral Agent, for the benefit of the holders of the Notes, a continuing security interest in all of Pledgor's right, title, and interest in all currently existing and hereafter acquired or arising Pledged Collateral in order to secure prompt repayment of any and all of the Secured Obligations in accordance with the terms and conditions of the Indenture and the other Note Documents to which Pledgor is a party, and in order to secure prompt performance by Pledgor of Pledgor's covenants and duties under the Indenture and the other Note Documents to which Pledgor is a party. Notwithstanding anything contained in this Agreement, the Indenture or any other Note Document to the contrary, Pledgor has no authority, express or implied, to dispose of any item or portion of the Pledged Collateral, except as permitted under, and pursuant to, Section 4.10 of the Indenture.

        3.    Delivery and Registration of Pledged Collateral.

          (a)   All certificates or instruments representing or evidencing the Pledged Collateral and the promissory notes and other instruments evidencing the Pledged Collateral shall be promptly delivered by Pledgor to Collateral Agent or Collateral Agent's designee pursuant hereto at a location designated by Collateral Agent and shall be held by or on behalf of Collateral Agent pursuant hereto, and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to Collateral Agent. Prior to a Discharge of Priority Lien Obligations, Pledgor's obligations under this Section 3(a) shall be satisfied by delivery of the certificates or instruments to the Priority Lien Representative as agent for the Collateral Agent.

          (b)   Subject to applicable law and the terms of the Intercreditor Agreement, upon the occurrence and during the continuance of an Event of Default, Collateral Agent shall have the right, at any time in its Permitted Discretion and without notice to Pledgor, to transfer to or to register on the books of the Issuers (or of any other Person maintaining records with respect to the Pledged Collateral) in the name of Collateral Agent, for the benefit of the holders of the Notes, or any of its nominees any or all of the Pledged Collateral. In addition, Collateral Agent shall have the right at any time to exchange certificates or instruments representing or evidencing Pledged Collateral for certificates or instruments of smaller or larger denominations.

          (c)   Without limiting Pledgor's obligations under Section 3(a), if, at any time and from time to time, any Pledged Collateral (including any certificate or instrument representing or evidencing any Pledged Collateral) is in the possession of a Person other than Collateral Agent, Pledgor or prior to the Discharge of Priority Lien Obligations, the Priority Lien Representative (a "Holder"), then Pledgor shall promptly, at Collateral Agent's option, either cause such Pledged Collateral to be delivered into Collateral Agent's possession, or execute and deliver to such Holder a written notification/instruction, and take all other steps necessary to perfect the security interest of Collateral Agent in such Pledged Collateral, including obtaining from such Holder a written acknowledgment that such Holder holds such Pledged Collateral for Collateral Agent, all pursuant to the Code or other applicable law governing the perfection of Collateral Agent's security interest in the Pledged Collateral in the possession of such Holder. Each such notification/instruction and acknowledgment shall be in form and substance reasonably satisfactory to Collateral Agent.

          (d)   Any and all Pledged Collateral (including dividends, interest, and other cash distributions) at any time received or held by Pledgor shall be so received or held in trust for Collateral Agent, shall be segregated from other funds and property of Pledgor and shall be forthwith delivered to Collateral Agent in the same form as so received or held, with any necessary endorsements; provided that cash dividends or distributions received by Pledgor, if and to the extent they are not prohibited by the Indenture, may be retained and used by Pledgor in accordance with Section 4. Prior to a Discharge of Priority Lien Obligations, Pledgor's obligations under this Section 3(d) shall be satisfied by delivery of such Pledged Collateral to the Priority Lien Representative as agent for the Collateral Agent.

          (e)   If at any time and from time to time any Pledged Collateral consists of an uncertificated security or a security in book entry form, then Pledgor shall promptly cause such Pledged Collateral to be registered or entered, as the case may be, in the name of Collateral Agent, for the benefit of the holders of the Notes, or otherwise cause the security interest held by Collateral Agent, for the benefit of the holders of the Notes, to be perfected in accordance with applicable law. Prior to a Discharge of Priority Lien Obligations, Pledgor's obligations under this Section 3(e) shall be satisfied by registering such uncertificated security in the name of the Priority Lien Representative as agent for the Collateral Agent.

        4.    Voting Rights and Dividends.

          (a)   So long as (i) no Event of Default shall have occurred and be continuing, or (ii) if an Event of Default has occurred and is continuing, Pledgor shall not have received the written notice from Collateral Agent described below in Section 4(b), Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Collateral applicable to it or any part thereof for any purpose not inconsistent with the terms of the Note Documents and shall be entitled to receive and retain any cash dividends or distributions in respect of the Pledged Collateral to the extent that such dividends and distributions are not prohibited by the Indenture.

          (b)   Upon the occurrence and during the continuance of an Event of Default, at the election of Collateral Agent, upon the receipt by Pledgor of written notice of such election by Collateral Agent, all rights of Pledgor to exercise the voting and other consensual rights or receive and retain cash dividends or distributions that it would otherwise be entitled to exercise or receive and retain, as applicable pursuant to Section 4(a), shall cease, and all such rights shall, subject to the terms of the Intercreditor Agreement, thereupon become vested in Collateral Agent, for the benefit of the holders of the Notes, who shall thereupon have the sole right to exercise such voting or other consensual rights and to receive and retain such cash dividends and distributions. Upon the receipt of such written notice, Pledgor shall, subject to the terms of the Intercreditor Agreement, execute and deliver (or cause to be executed and delivered) to Collateral Agent all such proxies and other instruments as Collateral Agent may reasonably request for the purpose of enabling Collateral

  Agent to exercise, on behalf of the holders of the Notes, the voting and other rights which it is entitled to exercise, on behalf of the holders of the Notes, and to receive the dividends and distributions that it is entitled to receive and retain, on behalf of the holders of the Notes, pursuant to the preceding sentence.

        5.    Representations and Warranties.    Pledgor represents, warrants, and covenants as follows:

          (a)   Pledgor has taken all steps it deems reasonably necessary or appropriate to be informed on a continuing basis of changes or potential changes affecting the Pledged Collateral (including rights of conversion and exchange, rights to subscribe, payment of dividends, reorganizations or recapitalization, tender offers and voting rights), and Pledgor agrees that no member of the holders of the Notes, or Collateral Agent on behalf thereof, shall have any responsibility or liability for informing Pledgor of any such changes or potential changes or for taking any action or omitting to take any action with respect thereto;

          (b)   All information herein or hereafter supplied to Collateral Agent or any other member of the holders of the Notes by or on behalf of Pledgor in writing with respect to the Pledged Collateral is, or in the case of information hereafter supplied will be, accurate and complete in all material respects on the date as of which such information is dated or certified;

          (c)   Pledgor is and will be the sole legal and beneficial owner of the Pledged Collateral (including the Pledged Interests and all other Pledged Collateral acquired by Pledgor after the date hereof) free and clear of any adverse claim, Lien, or other right, title, or interest of any party, other than the Liens held by the Priority Lien Representative for the benefit of the holders of the Priority Lien Obligations and Collateral Agent for the benefit of the holders of the Notes;

          (d)   This Agreement and the delivery to the Priority Lien Representative, as agent for Collateral Agent, of the Pledged Interests representing Pledged Collateral (or the delivery to all Holders of the Pledged Interests representing Pledged Collateral of the notification/instruction referred to in Section 3) creates a valid, perfected security interest (subject only to the priority interest of the Priority Lien Representative) in one hundred percent (100%) of the Pledged Interests which are in certificated form in favor of the Collateral Agent, for the benefit of the holders of the Notes, securing payment of the Secured Obligations, and all actions necessary to achieve such perfection have been duly taken;

          (e)   Schedule A to this Agreement is true and correct and complete in all material respects as of the date hereof; without limiting the generality of the foregoing, as of the date hereof: (i) except as set forth in Schedule A, all the Pledged Interests are in certificated form, and, except to the extent registered in the name of Collateral Agent or its nominee, for the benefit of the holders of the Notes, pursuant to the provisions of this Agreement, are registered in the name of Pledgor; and (ii) the Pledged Interests as to each of the Issuers constitute at least the percentage of all the fully diluted issued and outstanding Equity Interests of such Issuer as set forth in Schedule A to this Agreement;

          (f)    The Pledged Interests that are interests in general partnerships, limited partnerships or limited liability companies (i) are not dealt in or traded on securities exchanges or in securities markets, (ii) do not have terms expressly providing that they are securities governed by Article 8 of the Code, and (iii) are not investment company securities, and are not, therefore, "securities" governed by Article 8 of the Code;

          (g)   There are no presently existing Future Rights or Proceeds thereof owned by Pledgor as of the date hereof;

          (h)   The Pledged Interests have been duly authorized and validly issued and are fully paid and nonassessable;

          (i)    Neither the pledge of the Pledged Collateral pursuant to this Agreement nor the extensions of credit represented by the Secured Obligations violates Regulation T, U or X of the Board of Governors of the Federal Reserve System; and

          (j)    Other than consents or approvals that have been obtained and that remain in force and effect, no authorization, consent, approval or other action by, and no notice to or registration, recordation or filing with, any Governmental Authority is required for (i) the due execution, delivery and performance by Pledgor of this Agreement, (ii) the grant by Pledgor of the security interest granted by this Agreement, (iii) the perfection of such security interest (except for the filing of any appropriate financing statements), or (iv) the exercise by any member of the holders of the Notes of their rights and remedies under this Agreement, except to the extent required in connection with such disposition by laws affecting the offering and sale of securities generally or to the extent required by any Governmental Authority, if any. Pledgor has not performed and will not perform any acts which might prevent the holders of the Notes from enforcing any of its rights and remedies. None of the Pledged Collateral has been issued or transferred in violation of the securities registration, securities disclosure or similar laws of any jurisdiction to which such issuance or transfer may be subject.

        6.    Further Assurances.

          (a)   Pledgor agrees that from time to time, at the reasonable expense of Pledgor, it will promptly execute and deliver all further instruments and documents, and take all further action that may be necessary or reasonably desirable, or that Collateral Agent, on behalf of the holders of the Notes, may reasonably request in its Permitted Discretion, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable Collateral Agent, on behalf of the holders of the Notes, to exercise and enforce its rights and remedies hereunder with respect to any Pledged Collateral. Without limiting the generality of the foregoing, Pledgor will: (i) at the reasonable request of Collateral Agent, mark conspicuously each of its records pertaining to the Pledged Collateral with a legend, in form and substance reasonably satisfactory to Collateral Agent, indicating that such Pledged Collateral is subject to the security interest granted hereby; (ii) execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or reasonably desirable, or as Collateral Agent may reasonably request, in order to perfect and preserve the security interests granted or purported to be granted hereby; (iii) allow inspection of the Pledged Collateral by Collateral Agent or Persons designated by Collateral Agent, from time to time hereafter; and (iv) appear in and defend any action or proceeding that may affect Pledgor's title to or Collateral Agent's security interest in the Pledged Collateral.

          (b)   Pledgor hereby authorizes Collateral Agent, on behalf of the holders of the Notes, to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Pledged Collateral without the signature of Pledgor where permitted by law. A carbon, photographic, or other reproduction of this Agreement or any financing statement covering the Pledged Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

          (c)   Pledgor will furnish to Collateral Agent, upon the reasonable request of Collateral Agent: (i) a certificate executed by an authorized officer of Pledgor, and dated as of the date of delivery to Collateral Agent, itemizing in such detail as Collateral Agent may reasonably request, the Pledged Collateral which, as of the date of such certificate, has been delivered to Collateral Agent by Pledgor pursuant to the provisions of this Agreement; and (ii) such statements and schedules further identifying and describing the Pledged Collateral and such other reports in connection with the Pledged Collateral as Collateral Agent may reasonably request.

        7.    Covenants of Pledgor.    Pledgor shall:

          (a)   Perform each and every covenant in the Indenture applicable to Pledgor;

          (b)   At all times keep at least one complete set of its records concerning substantially all of the Pledged Collateral at its Chief Executive Office as set forth in Schedule B hereto, and not change the location of its Chief Executive Office or jurisdiction of organization or such records without giving Collateral Agent at least thirty (30) days prior written notice thereof;

          (c)   To the extent it may lawfully do so, use its best efforts to prevent the Issuers from issuing Future Rights or Proceeds, except for cash dividends and any other distributions, if any, that are not prohibited by the terms of the Indenture or this Agreement to be paid or otherwise distributed by any Issuer to Pledgor;

          (d)   Upon receipt by Pledgor of any material notice, report, or other communication from any of the Issuers or any Holder relating to all or any part of the Pledged Collateral, deliver such notice, report or other communication to Collateral Agent promptly, but in no event later than ten (10) Business Days following the receipt thereof by Pledgor.

          (e)   Not permit any of the Issuers to: (i) authorize the amendment of or amend the Governing Documents of such Issuer that is a general partnership, limited partnership or limited liability company to provide that the Stock of such Issuer is governed by Article 8 of the Code, or (ii) authorize the issuance of or issue certificates evidencing the Stock of such Issuer that is a general partnership, limited partnership or limited liability company.

        8.    Collateral Agent as Pledgor's Attorney-in-Fact.

          (a)   Pledgor hereby irrevocably appoints Collateral Agent, on behalf of the holders of the Notes, as Pledgor's attorney-in-fact, with full authority in the place and stead of Pledgor and in the name of Pledgor, Collateral Agent or otherwise, from time to time at Collateral Agent's discretion, to issue any notification/instruction Collateral Agent deems necessary pursuant to Section 3 and at any time that an Event of Default has occurred and is continuing to take any action and to execute any instrument that Collateral Agent, on behalf of the holders of the Notes, may reasonably deem necessary or advisable to accomplish the purposes of this Agreement, including: (i) to receive, endorse, and collect all instruments made payable to Pledgor representing any dividend, interest payment or other distribution in respect of the Pledged Collateral or any part thereof to the extent permitted hereunder and to give full discharge for the same and to execute and file governmental notifications and reporting forms; or (ii) to arrange for the transfer of the Pledged Collateral on the books of any of the Issuers or any other Person to the name of Collateral Agent or to the name of Collateral Agent's nominee.

          (b)   In addition to the designation of Collateral Agent as Pledgor's attorney-in-fact in subsection (a), Pledgor hereby irrevocably appoints Collateral Agent, on behalf of the holders of the Notes, as Pledgor's Collateral Agent and attorney-in-fact with power, upon the occurrence and during the continuance of an Event of Default, to make, execute and deliver any and all documents and writings which may be necessary or appropriate for approval of, or be required by, any regulatory authority located in any city, county, state or country where Pledgor or any of the Issuers engage in business, in order to transfer or to more effectively transfer any of the Pledged Interests or otherwise enforce the rights granted hereunder to the holders of the Notes or Collateral Agent for the benefit thereof.

        9.    Remedies upon Default.    Upon the occurrence and during the continuance of an Event of Default:

          (a)   Collateral Agent, on behalf of the holders of the Notes, subject to the terms of the Intercreditor Agreement, may exercise in respect of the Pledged Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the Code (irrespective of whether the Code applies to the affected items of Pledged Collateral), and Collateral Agent, on behalf of the holders of the Notes, may also without notice (except as specified below) sell the Pledged Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker's board or at any of Collateral Agent's offices or elsewhere, for cash, on credit or for future delivery, at such time or times and at such price or prices and upon such other terms as Collateral Agent may deem commercially reasonable, irrespective of the impact of any such sales on the market price of the Pledged Collateral. To the maximum extent permitted by applicable law, Collateral Agent may be the purchaser of any or all of the Pledged Collateral at any such sale and shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Pledged Collateral sold at any such public sale, to use and apply all or any part of the Secured Obligations as a credit on account of the purchase price of any Pledged Collateral payable at such sale. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of Pledgor, and Pledgor hereby waives (to the extent permitted by law) all rights of redemption, stay, or appraisal that it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten (10) calendar days notice to Pledgor of the time and place of any public sale or the time after which a private sale is to be made shall constitute reasonable notification. Collateral Agent shall not be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given. Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. To the maximum extent permitted by law, Pledgor hereby waives any claims against Collateral Agent arising because the price at which any Pledged Collateral may have been sold at such a private sale was less than the price that might have been obtained at a public sale, even if Collateral Agent accepts the first offer received and does not offer such Pledged Collateral to more than one offeree.

          (b)   Pledgor hereby agrees that any sale or other disposition of the Pledged Collateral conducted in conformity with reasonable commercial practices of banks, insurance companies, or other financial institutions in the State of New York in disposing of property similar to the Pledged Collateral shall be deemed to be commercially reasonable.

          (c)   Pledgor hereby acknowledges that the sale by Collateral Agent of any Pledged Collateral pursuant to the terms hereof in compliance with the Securities Act, as well as applicable "Blue Sky" or other state securities laws may require strict limitations as to the manner in which Collateral Agent or any subsequent transferee of the Pledged Collateral may dispose thereof. Pledgor acknowledges and agrees that in order to protect Collateral Agent's interest it may be necessary to sell the Pledged Collateral at a price less than the maximum price attainable if a sale were delayed or were made in another manner, such as a public offering under the Securities Act. Pledgor has no objection to sale in such a manner and agrees that Collateral Agent shall have no obligation to obtain the maximum possible price for the Pledged Collateral. Without limiting the generality of the foregoing, Pledgor agrees that, upon the occurrence and during the continuation of an Event of Default, Collateral Agent may, subject to applicable law, from time to time attempt to sell all or any part of the Pledged Collateral by a private placement, restricting the bidders and prospective purchasers to those who will represent and agree that they are purchasing for investment only and not for distribution. In so doing, Collateral Agent may solicit offers to buy the Pledged Collateral or any part thereof for cash, from a limited number of investors deemed by Collateral Agent, in its reasonable judgment, to be institutional investors or other responsible parties who might be interested in purchasing the Pledged Collateral, provided that in each case such sale is conducted in a manner that is commercially reasonable. If Collateral Agent shall solicit such offers and so long as the sale is conducted in accordance with applicable law, then the acceptance by Collateral Agent of one of the offers shall be deemed to be a commercially reasonable method of disposition of the Pledged Collateral.

          (d)   If Collateral Agent shall determine to exercise its right to sell all or any portion of the Pledged Collateral pursuant to this Section, Pledgor agrees that, upon request of Collateral Agent, Pledgor will, at its own expense:

            (i)    use its best efforts to execute and deliver, and cause the Issuers and the directors and officers thereof to execute and deliver, all such instruments and documents, and to do or cause to be done all such other acts and things, as may be necessary or, in the opinion of Collateral Agent, advisable to register such Pledged Collateral under the provisions of the Securities Act, and to cause the registration statement relating thereto to become effective and to remain effective for such period as prospectuses are required by law to be furnished, and to make all amendments and supplements thereto and to the related prospectuses which, in the opinion of Collateral Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto;

            (ii)   use its best efforts to qualify the Pledged Collateral under the state securities laws or "Blue Sky" laws and to obtain all necessary governmental approvals for the sale of the Pledged Collateral, as requested by Collateral Agent in its Permitted Discretion;

            (iii)  use its best efforts to cause the Issuers to make available to their respective security holders, as soon as practicable, an earnings statement which will satisfy the provisions of Section 11(a) of the Securities Act;

            (iv)  execute and deliver, or use its best efforts to cause the officers and directors of the Issuers to execute and deliver, to any person, entity or governmental authority as Collateral Agent may choose, any and all documents and writings which, in Collateral Agent's reasonable judgment, may be necessary or appropriate for approval, or be required by, any regulatory authority located in any city, county, state or country where Pledgor or the Issuers engage in business, in order to transfer or to more effectively transfer the Pledged Interests or otherwise enforce Collateral Agent's rights hereunder; and

            (v)   use its best efforts to do or cause to be done all such other acts and things as may be necessary to make such sale of the Pledged Collateral or any part thereof valid and binding and in compliance with applicable law.

        10.    No Adequate Remedy at Law.    Pledgor acknowledges that there is no adequate remedy at law for failure by it to comply with the provisions of this Section and that such failure would not be adequately compensable in damages, and therefore agrees that its agreements contained in this Section may be specifically enforced.

        11.    WAIVERS.    PLEDGOR EXPRESSLY WAIVES TO THE MAXIMUM EXTENT PERMITTED BY LAW: (i) ANY CONSTITUTIONAL OR OTHER RIGHT TO A JUDICIAL HEARING PRIOR TO THE TIME COLLATERAL AGENT DISPOSES OF ALL OR ANY PART OF THE COLLATERAL AS PROVIDED IN THIS SECTION; (ii) ALL RIGHTS OF REDEMPTION, STAY, OR APPRAISAL THAT IT NOW HAS OR MAY AT ANY TIME IN THE FUTURE HAVE UNDER ANY RULE OF LAW OR STATUTE NOW EXISTING OR HEREAFTER ENACTED; AND (iii) EXCEPT AS SET FORTH IN SECTION 9(a), ANY REQUIREMENT OF NOTICE, DEMAND, OR ADVERTISEMENT FOR SALE.

        12.    Application of Proceeds.    Upon the occurrence and during the continuance of an Event of Default, any cash held by Collateral Agent as Pledged Collateral and all cash proceeds received by

Collateral Agent in respect of any sale of, collection from, or other realization upon all or any part of the Pledged Collateral pursuant to the exercise by Collateral Agent of its remedies as a secured creditor as provided in Section 9 shall be applied from time to time by Collateral Agent as provided in the Indenture.

        13.    Duties of Collateral Agent.    The powers conferred on Collateral Agent hereunder are solely to protect its interests in the Pledged Collateral and shall not impose on it any duty to exercise such powers. Except as provided in Section 9-207 of the Code, Collateral Agent shall have no duty with respect to the Pledged Collateral or any responsibility for taking any necessary steps to preserve rights against any Persons with respect to any Pledged Collateral. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if such Pledged Collateral is accorded treatment substantially equal to that which the Collateral Agent accords its own property, which shall be no less than the treatment employed by a reasonable and prudent agent in the industry.

        14.    Choice of Law and Venue.    THE VALIDITY OF THIS AGREEMENT, ITS CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT, AND THE RIGHTS OF THE PARTIES HERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR RELATED HERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK INCLUDING, SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BUT OTHERWISE WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES. THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT, THE INDENTURE AND THE OTHER NOTE DOCUMENTS SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK, STATE OF NEW YORK; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT COLLATERAL AGENT'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE COLLATERAL AGENT ELECTS TO BRING SUCH ACTION OR WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. PLEDGOR AND COLLATERAL AGENT WAIVE, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT SUCH PARTY MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 14.

        15.    Amendments; Etc.    No amendment or waiver of any provision of this Agreement nor consent to any departure by Pledgor herefrom shall in any event be effective unless the same shall be in writing and signed by Collateral Agent and Pledgor, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure on the part of Collateral Agent to exercise, and no delay in exercising any right under this Agreement, any other Note Document, or otherwise with respect to any of the Secured Obligations, shall operate as a waiver thereof; nor shall any single or partial exercise of any right under this Agreement, any other Note Document, or otherwise with respect to any of the Secured Obligations preclude any other or further exercise thereof or the exercise of any other right. The remedies provided for in this Agreement or otherwise with respect to any of the Secured Obligations are cumulative and not exclusive of any remedies provided by law.

        16.    Notices.    All notices and other communications hereunder to Collateral Agent shall be in writing and shall be mailed, sent or delivered in accordance with the Indenture and all notices and other communications hereunder to Pledgor shall be in writing and shall be mailed, sent or delivered in accordance with the Indenture.

        17.    Continuing Security Interest.    This Agreement shall create a continuing security interest in the Pledged Collateral and shall: (i) remain in full force and effect until the payment in full of the Secured Obligations; (ii) be binding upon Pledgor and its successors and assigns; and (iii) inure to the benefit of Collateral Agent and its successors, transferees, and assigns and each holder of the Notes, in each case other than as expressly permitted pursuant to the terms of the Indenture. Upon the payment in full of the Secured Obligations and as further provided in the Indenture and Intercreditor Agreement, the security interests granted herein shall automatically terminate and all rights to the Pledged Collateral shall revert to Pledgor. Upon any such termination, Collateral Agent will, at Pledgor's expense, execute and deliver to Pledgor such documents as Pledgor shall reasonably request to evidence such termination. Such documents shall be prepared by Pledgor and shall be in form and substance reasonably satisfactory to Collateral Agent.

        18.    Security Interest Absolute.    To the maximum extent permitted by law, all rights of Collateral Agent, all security interests hereunder, and all obligations of Pledgor hereunder, shall be absolute and unconditional irrespective of:

          (a)   any lack of validity or enforceability of any of the Secured Obligations or any other agreement or instrument relating thereto, including the Indenture or any other Note Document;

          (b)   any change in the time, manner, or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Indenture or any other Note Document, or any other agreement or instrument relating thereto;

          (c)   any exchange, release, or non-perfection of any other collateral, or any release or amendment or waiver of or consent to departure from any guaranty for all or any of the Secured Obligations; or

          (d)   any other circumstances that might otherwise constitute a defense available to, or a discharge of, Pledgor (other than the payment in full in cash of all Secured Obligations).

To the maximum extent permitted by law, Pledgor hereby waives any right to require Collateral Agent to: (A) proceed against or exhaust any security held from Pledgor; or (B) pursue any other remedy in Collateral Agent's power whatsoever.

        19.    Incorporation into Indenture.    The Pledged Collateral described in this Agreement shall constitute part of the Collateral in the Indenture.

        20.    Headings.    Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement or be given any substantive effect.

        21.    Severability.    In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

        22.    Counterparts; Telefacsimile Execution.    This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same Agreement. Delivery of an executed counterpart of this Agreement by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, or binding effect hereof.

        23.    Waiver of Marshaling.    Pledgor and Collateral Agent acknowledge and agree that in exercising any rights under or with respect to the Pledged Collateral: (i) Collateral Agent is under no obligation to marshal any Pledged Collateral; (ii) Collateral Agent may, in its absolute discretion, realize upon the Pledged Collateral in any order and in any manner it so elects; and (iii) Collateral Agent may, in its absolute discretion, apply the proceeds of any or all of the Pledged Collateral to the Secured Obligations in any order and in any manner it so elects in accordance with the terms of the Note Documents. Pledgor and Collateral Agent waive any right to require the marshaling of any of the Pledged Collateral.

        24.    Waiver of Jury Trial.    PLEDGOR AND COLLATERAL AGENT HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. PLEDGOR AND COLLATERAL AGENT REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

        25.   Anything to the contrary notwithstanding in this Agreement or in any other Note Document, the Collateral Agent hereby acknowledges and agrees that, (i) the pledge by Pledgor of the Equity Interests of DDS, the Future Rights of DDS and the Proceeds thereof shall be subordinate at all times to DDS's requirements for tangible net equity and financial viability, pursuant to Sections 1375.1 and 1376 and Rules 1300.75.1 and 1300.76, (ii) any transfer, including any further assignment (whether for value or otherwise) of any interest in the Equity Interests of DDS, the Future Rights of DDS and the Proceeds thereof on foreclosure, or otherwise, is subject to approval of the California Department of Managed Health Care ("DMHC") and that in connection with seeking approval for any such transfer or assignment upon foreclosure or otherwise, DDS is required to file a Notice of Material Modification with, and obtain an Order of Approval from, the DMHC pursuant to Sections 1352, 1375.1 and 1376 and Rules 1300.52.1, 1300.75 and 1300.76, and (iii) promptly after any security interest in capital stock of DDS is granted, DDS shall provide the DMHC with notice thereof in a Notice of Amendment to Material Modification, pursuant to Sections 1352, 1375.1 and 1376 and Rules 1300.52.1, 1300.75 and 1300.76. All references in this Section 25 to the terms "Section" and "Rule" identify citations of the California Knox-Keene Act and the rules promulgated thereunder in Title 28 of the California Code of Regulations, respectively.

(signature pages follow)

        IN WITNESS WHEREOF, Pledgor and Collateral Agent have caused this Agreement to be duly executed and delivered as of the date first written above.

INTERDENT SERVICE CORPORATION, a Washington corporation

By:

Name:

Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION as Collateral Agent

By:

Name:

Title:

SCHEDULE A

TO

STOCK PLEDGE AGREEMENT

Pledgor: InterDent Service Corporation

Pledged Interests

Issuer	Number of Shares	Class	Certificate Number(s)	Former Name, if any, in which Certificate Issued	Pledgor's Percentage Ownership	Jurisdiction of Organization	Certificated/ Uncertificated
Dedicated Dental Systems, Inc.	100,100	Common	CS-6	N/A	100%	California	Certificated
Capitol Dental Care, Inc.	116.83	Common	CS-9	N/A	100%	Oregon	Certificated
Managed Dental Care of Oregon, Inc.	100	Common	CS-5	N/A	100%	Oregon	Certificated

SCHEDULE B

TO

STOCK PLEDGE AGREEMENT

    Pledgor:        InterDent Service Corporation

    Address of Chief Executive Office:

    222 N. Sepulveda Blvd.
    Suite 740
    El Segundo, CA 90245

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  Exhibit 10.11